Klondex Provides Updated Mineral Reserves and Resources for Fire Creek; Files Technical Report Update, Including Open Pit Resource

Vancouver, BC - February 6, 2018 - Klondex Mines Ltd. (TSX: KDX; NYSE American: KLDX) (“Klondex” or the “Company”) reported today a Mineral Reserve and Mineral Resource update for the Fire Creek mine (“Fire Creek”) located in northern Nevada, USA.

An updated technical report (the “Technical Report”) titled “Technical Report for the Fire Creek Project, Lander County, Nevada” dated February 5, 2018 with an effective date of November 30, 2017, has been filed on SEDAR. The Technical Report also will be filed on EDGAR and will be available on the Company’s website. Practical Mining LLC authored the report.

Fire Creek Mineral Reserve and Resource Highlights

•	Increase in total Measured, Indicated and Inferred Mineral Resource driven by the addition of the open pit (Mars Pit) resource (previously disclosed on December 21, 2017):

◦	Increase in total (underground and open pit) Measured and Indicated (“M&I”) Mineral Resource to 1.6M AuEq oz from 505k AuEq

◦	Increase in total (underground and open pit) Inferred Mineral Resource to 1.6M AuEq oz from 507k AuEq

•	Underground Mineral Proven and Probable (“P&P”) Mineral Reserves of 229k AuEq oz

Mr. Brian Morris, Senior Vice President, Exploration, commented, “We had great success with our drill programs at Fire Creek in 2017. Results included significant growth of our indicated and inferred resource, driven by the addition of the Mars Pit. Furthermore, our underground resource is expanding to the northwest of existing mine workings. This area now contains approximately 30% of the total underground resource ounces. The Zeus target, discovered in 2016, now provides 100k gold ounces to our inferred resource estimate alone.” Mr. Morris continued, “With ongoing district-wide exploration and the 9-haulage development to the northwest in 2018, which will provide access for infill drilling, I fully expect to see continued growth of our underground and open pit resource at Fire Creek.”

Table 1: Fire Creek Underground Mineral Reserve

Category	Tons (k)	Au opt	Au g/t	Ag opt	Ag g/t	AuEq opt	AuEq g/t	Au koz	Ag koz	AuEq koz
Proven	108	1.079	36.98	1.033	35.42	1.089	37.34	117	112	118
Probable	211	0.517	17.74	0.514	17.61	0.524	17.98	109	108	111
Total P&P	319	0.708	24.27	0.690	23.66	0.716	24.55	226	220	229
Notes:

1.	Reserves have been estimated using a gold price of US$1,200/ounce and a silver price of US$17.00/ounce.

2.	Metallurgical recoveries for gold and silver are 93% and 88% respectively.

3.	Gold equivalent ounces were calculated based on one ounce of gold being equivalent to 74.60 ounces of silver.

4.	Mineral Reserves were estimated at a cutoff grade of 0.288 Au opt and an incremental cutoff grade of 0.09 Equivalent Au opt.

5.	Mine losses of 5% and unplanned mining dilution of 10% have been applied to the designed mine excavations.

6.	The effective date for the Mineral Reserve is November 30, 2017.

Table 2: Fire Creek Underground Mineral Resource

Category	Tons (k)	Au opt	Au g/t	Ag opt	Ag g/t	AuEq opt	AuEq g/t	Au koz	Ag koz	AuEq koz
Measured	154.0	1.215	41.65	1.118	38.33	1.230	42.18	187.0	172.1	189.4
Indicated	532.5	0.526	18.04	0.554	18.99	0.534	18.30	280.1	294.9	284.2
Total M&I	686.4	0.681	23.33	0.680	23.33	0.690	23.66	467.2	467.0	473.6
Inferred	1,141.7	0.457	15.67	0.430	14.74	0.463	15.88	521.9	490.8	528.7
Notes:

1.	Mineral resources have been estimated at a gold price of US$1,400/troy ounce and a silver price of US$19.83per troy ounce.

2.	Mineral resources have been estimated using metallurgical recoveries for gold and silver of 94% and 92% respectively.

3.	Mineral resources have been estimated at a grade thickness cut-off grade of 0.974 Au equivalent opt-feet and a diluted Au equivalent cut-off grade of 0.228opt.

4.	Gold equivalent ounces were calculated based on one ounce of gold being equivalent to 72.12 ounces of silver.

5.	The minimum mining width is defined as four feet or the vein true thickness plus two feet, whichever is greater.

6.	Mineral resources include dilution to achieve mining widths and an additional 7% unplanned dilution.

7.	Mineral resources include allowance for 5% mining losses.

8.	Mineral resources are inclusive of mineral reserves.

9.
Mineral resources, which are not mineral reserves, do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, socio-political, marketing, or other relevant factors.

10.
The quantity and grade of reported inferred mineral resources in this estimation are uncertain in nature and there is insufficient exploration to define these inferred mineral resources as an indicated or measured mineral resource and it is uncertain if further exploration will result in upgrading them to an indicated or measured mineral resource category.

11.	The underground Mineral Resource is exclusive of the open pit Mineral Resource.

12.	The effective date for the Mineral Resource is November 30, 2017.

Table 3: Fire Creek Open Pit Mineral Resource (previously disclosed)

Category	Tons (M)	Au opt	Au g/t	Ag opt	Ag g/t	AuEq opt	AuEq g/t	Au koz	Ag koz	AuEq Moz
Indicated	42.9	0.025	0.87	0.055	1.88	0.026	0.88	1.1	2.4	1.1
Inferred	31.7	0.034	1.17	0.091	3.12	0.035	1.19	1.1	2.9	1.1
Notes:

1.	Mineral resources are calculated at a gold price of US$1,400 per ounce and a silver price of US$19.83 per ounce.

2.	Metallurgical recoveries for gold and silver are 65% and 30%, respectively for oxide mineralization and 60% and 25% respectively for mixed mineralization.

3.	One ounce of gold is equivalent to 152.94 ounces of silver.

4.	Mineral Resources include 10% dilution and 5% mining losses.

5.	Cut off grades for the Mineral Resources are 0.01opt AuEq opt.

6.
Mineral Resources which are not Mineral Reserves have not yet demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, sociopolitical, marketing, or other relevant issues, and.

7.
The quantity and grade of reported Inferred Resources in this estimation are uncertain in nature and there has been insufficient exploration to define these Inferred Resources as an Indicated or Measured Mineral Resource and it is uncertain if further exploration will result in upgrading them to an Indicated or Measured Mineral Resource category.

8.	The open pit Mineral Resource is exclusive of the underground Mineral Resource.

9.	The effective date for the Mineral Resource is November 30, 2017.

The Fire Creek Mineral Resource is based on 1,474 drill holes totaling 1,022,230 ft (311,576 m) and includes data from 431 new drill holes totaling 329,989 ft (100,581 m), completed by Klondex since June 30th, 2016. In addition to the drilling, the Mineral Resource estimate also utilizes 6,398 channel samples provided from mining on the structures.

Mineral Resource Assumptions

Classification of the Mineral Resource as Measured, Indicated or Inferred was undertaken based on the number of drill and channel sample composites used and the average distance from the block to the composites. The open pit Mineral Resource is exclusive of the underground Mineral resource.

For a Measured Mineral Resource, an AuEq grade model block must have incorporated four composites within a distance of 40 feet. For Indicated Mineral Resource, an AuEq grade model block must have used three composites within 100 feet, and an Inferred Mineral Resource must have incorporated two composites within 300 feet.

Drill interval assays for the Nevada Operations were performed by ALS Chemex of Reno, Nevada. The quality control and assurance program included the insertion of standards five percent of the sample stream, and the retention of pulps and rejects. Duplicates are generated by the lab and re-assayed by American Assay Laboratories (AAL) of Reno, Nevada. QA/QC samples are tracked and if a result is outside of pre-determined limits the batch is re-assayed and the result replaces the previous values. Channel samples were performed by an in-house laboratory using fire assay with gravimetric finish as directed under the supervision of Klondex staff and check samples were sent to AAL.

Drill samples cited in this news release for Fire Creek were obtained from drilling by independent contractor American Drilling Corp. of Spokane, Washington under the direction of Klondex staff. Logging, splitting, and sampling are conducted at the Fire Creek site.

Qualified Person
Scientific and technical information in this press release has been reviewed and approved by Mark Odell, P.Eng. (NV Lic#13708), a “qualified person” within the meaning of National Instrument 43-101.

About Klondex Mines Ltd. (www.klondexmines.com)
Klondex is a junior-tier gold and silver mining company focused on exploration, development, and production in a safe, environmentally responsible, and cost-effective manner. The Company has 100% interests in four producing mineral properties: the Fire Creek Mine, the Midas Mine and ore milling facility, the Hollister Mine, all of which are located in the state of Nevada, USA, and the True North Mine and mill in Manitoba, Canada. The Company also has a 100% interest in the Aurora mine and ore milling facility, also located in Nevada, USA.

Contact:
Mike Beckstead
Director, Investor Relations
O: 775-284-5757
M: 406-290-4165
mbeckstead@klondexmines.com

Cautionary Note Regarding Forward-looking Information
This news release contains certain information that may constitute forward-looking information or forward-looking statements under applicable Canadian and United States securities legislation (collectively, “forward-looking information”), including but not limited to the exploration potential at the Fire Creek Mine, expected gold recoveries, the potential of the drilling to increase resources, the timing of an updated mineral resource update and future exploration and production plans of Klondex. This forward-looking information entails various risks and uncertainties that are based on current expectations, and actual results may differ materially from those contained in such information. These uncertainties and risks include, but are not limited to, the strength of the global economy; the price of gold; operational, funding and liquidity risks; the degree to which mineral resource estimates are reflective of actual mineral resources; the degree to which mineral reserve estimates are reflective of actual mineral reserves; the degree to which factors which would make a mineral deposit commercially viable are present; the risks and hazards associated with underground operations; and the ability of Klondex to fund its substantial capital requirements and operations. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials filed with the securities regulatory authorities in Canada and United States available at www.sedar.com and www.sec.gov, respectively. Readers are urged to read these materials. Klondex assumes no obligation to update any forward-looking information or to update the reasons why actual results could differ from such information unless required by law.

Cautionary note to U.S. investors regarding estimates of measured, indicated and inferred resources and proven and probable reserves
The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101-Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)-CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”) These definitions differ from the definitions in the SEC Industry Guide 7 (“SEC Industry Guide 7”) under the Securities Act.

The terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in, and required to be disclosed by NI 43-101 for Canadian filers; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.